UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2007
Quicksilver Gas Services LP
(Exact name of registrant as specified in its charter)

Delaware	001-33631	56-2639586
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 West Rosedale Street
Fort Worth, Texas		76104
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (817) 665-8620
Not Applicable (Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
General
     As previously reported on Form 8-K, on August 6, 2007, Quicksilver Gas Services LP (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with Quicksilver Gas Services GP LLC (the “General Partner”), Quicksilver Gas Services Holdings LLC (“Holdings”), Quicksilver Resources Inc. (“Quicksilver” and, together with the Partnership, the General Partner and Holdings, the “Quicksilver Parties”) and UBS Securities LLC, Goldman, Sachs & Co., A.G. Edwards & Sons, Inc., J.P. Morgan Securities Inc. and Fortis Securities LLC (collectively, the “Underwriters”) providing for the offer and sale in a firm commitment underwritten offering (the “Offering”) of 5,000,0000 common units representing limited partner interests in the Partnership sold by the Partnership at a price to the public of $21.00 per common unit ($19.635 per common unit, net of underwriting discounts). Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30-day option to purchase up to an additional 750,000 common units on the same terms to cover over-allotments, if any.
     The transactions contemplated by the Underwriting Agreement closed on August 10, 2007. The proceeds (net of underwriting discounts and structuring fees) received by the Partnership (before expenses) were approximately $97.7 million. As described in the Partnership’s final prospectus (the “Prospectus”) dated August 6, 2007 (File No. 333-140599) and filed on August 7, 2007 with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”), the Partnership has or will use the net proceeds of the Offering, together with cash on hand of $25.1 million and the issuance of a $50.0 million subordinated promissory note payable to Quicksilver, to: (i) distribute approximately $162.1 million (consisting of $112.1 million in cash and a $50.0 million subordinated promissory note payable) to Quicksilver and approximately $7.7 million in cash to the Private Investors (as defined below) as a return of investment capital contributed and reimbursement for capital expenditures advanced, (ii) pay approximately $3.0 million of expenses associated with the Offering, the Credit Agreement (as defined below) and certain formation transactions related to the Offering, and (iii) retain the balance for general partnership purposes.
Credit Agreement
     On August 10, 2007, the Partnership entered into a credit agreement (the “Credit Agreement”) among the Partnership, as borrower, and Bank of America, N.A., BNP Paribas, JPMorgan Chase Bank, N.A., The Royal Bank of Scotland plc, Fortis Capital Corp., BMO Capital Markets Financing, Inc., Compass Bank and Comerica Bank, as lenders and/or agents as indicated on the signature pages of the Credit Agreement.
     The Credit Agreement provides for a five-year senior secured revolving credit facility, with options exercisable by the Partnership to extend the facility for up to two additional years with the consent of the lenders. The Credit Agreement provides for revolving credit loans, swingline loans and letters of credit from time to time in an amount not to exceed $150 million; however, the Credit Agreement requires the Partnership to maintain certain financial ratios (including the Consolidated Leverage Ratio (as defined below)) that will initially limit the Partnership’s borrowing capacity. The Partnership has the option to increase the facility to $250 million with the consent of the Administrative Agent and the existing or new lender(s) providing the additional commitments. The Partnership’s interest rate options under the facility include the London InterBank Offered Rate (“LIBOR”) and U.S. prime for revolving loans and a specified rate for swingline loans. As the Consolidated Leverage Ratio increases, LIBOR margins for revolving loans and the specified rate margins for swingline loans increase in specified increments from 1.25% to a maximum of 2.50% and the U.S. prime margins for revolving loans increase in specified increments from 0.0% to a maximum of 1.25%. Borrowings under the facility are guaranteed by the Partnership’s subsidiaries and are secured by substantially all of the assets of the Partnership and each of its subsidiaries. The Credit Agreement prohibits the declaration or payment of dividends by the Partnership if an event of default then exists or would result therefrom. The Credit Agreement also contains certain other restrictive covenants which, among other things, require the maintenance (measured quarterly) of a maximum ratio of Consolidated Total Funded Debt (as defined in the Credit Agreement, which amount excludes from its calculation the $50.0 million subordinated note payable to Quicksilver as described below) to Consolidated EBITDA (as defined in the Credit Agreement) (the “Consolidated Leverage Ratio”) and a minimum ratio of Consolidated EBITDA to interest expense. The Credit Agreement also contains events of default that permit the acceleration of the loans and the termination of the Credit Agreement, including, but not limited to, payment defaults under the Credit Agreement, the breach of certain covenants, the breach of other covenants after applicable grace periods, the entry of material judgments, and the occurrence of bankruptcy, insolvency or change of control events.
     As of August 10, 2007, there were no outstanding borrowings under the Credit Agreement.
     The foregoing description is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Subordinated Promissory Note
     On August 10, 2007, the Partnership executed a subordinated promissory note (the “Subordinated Note”) payable to the order of Quicksilver in the initial principal amount of $50.0 million. The indebtedness outstanding under the Subordinated Note represents certain of the amounts invested by Quicksilver in certain subsidiaries of the Partnership prior to the consummation of the Partnership’s initial public offering.
     The principal of the Subordinated Note accrues interest based upon LIBOR (as determined pursuant to the Credit Agreement) plus (i) the applicable margin for LIBOR revolving loans (also as determined pursuant to the Credit Agreement) and (ii) 1.0% per annum. As the Consolidated Leverage Ratio calculated in connection with the Credit Agreement increases, the LIBOR margins increase in specified increments from 1.25% to 2.50%. Such accrued and unpaid interest is payable quarterly on the last business day of each calendar quarter, beginning on March 31, 2008, and on the Subordinated Note’s maturity date described below, and may be paid in cash or by adding such interest to the outstanding principal balance of the Subordinated Note. The aggregate unpaid principal amount of the Subordinated Note will be due and payable in equal consecutive quarterly installments on the last business day of each calendar quarter, beginning on March 31, 2008, with the final payment of the then-remaining balance of the aggregate principal amount of the Subordinated Note due on the Subordinated Note’s maturity date, February 10, 2013. However, if the maturity date of the Credit Agreement is extended pursuant to the extension options described above, the maturity date of the Subordinated Note will also be automatically extended to the date that is six months after the Credit Agreement maturity date as so extended. All amounts payable pursuant to the Subordinated Note may, at the request of Quicksilver, be paid, in whole or in part, using equity interests of the Partnership. The Subordinated Note contains events of default that permit the acceleration of the debt (unless otherwise prohibited pursuant to the subordination provisions described below), including, but not limited to, payment defaults under the Subordinated Note, the breach of certain covenants after applicable grace periods, and the occurrence of an event of default under the Credit Agreement.
     Amounts due under the Subordinated Note are subordinated in right of payment to all obligations of the Partnership and its subsidiaries under the Credit Agreement and related loan documents. All payments due under the Subordinated Note are prohibited if certain conditions, including the absence of an event of default under the Credit Agreement, are not satisfied at the time of payment. Payments of the principal amount of the Subordinated Note are also prohibited if the Consolidated Leverage Ratio (as determined pursuant to the Credit Agreement and described above) as of the end of the fiscal quarter immediately preceding the date of such payment, both before and after giving pro forma effect to such payment, is equal to or greater than 3.5 to 1.0.
     The foregoing description is qualified in its entirety by reference to the full text of the Subordinated Note, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.
Contribution, Conveyance and Assumption Agreement
     The description of the Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) provided below under Item 2.01 is incorporated in this Item 1.01 by reference. A copy of the Contribution Agreement is filed as Exhibit 10.3 to this Form 8-K and is incorporated in this Item 1.01 by reference.
Omnibus Agreement
     On August 10, 2007, in connection with the closing of the Offering, the Partnership entered into an omnibus agreement (the “Omnibus Agreement”) with the General Partner and Quicksilver. As more fully described in the Prospectus, the Omnibus Agreement addresses the following matters:
•	restrictions on Quicksilver’s ability to engage in certain midstream business activities or own certain related assets in the eight counties in north Texas referred to in the Prospectus as the “Quicksilver Counties”;
•	Quicksilver’s right to construct and operate pipeline assets in the Lake Arlington area of Tarrant County, Texas and in Hill County, Texas, and the Partnership’s obligation to purchase those assets from Quicksilver at the fair market value of those assets within two years after the assets commence commercial service;
•	Quicksilver’s obligation to indemnify the Partnership for certain liabilities and the Partnership’s obligation to indemnify Quicksilver for certain liabilities;

•	the Partnership’s obligation to reimburse Quicksilver for all expenses incurred by Quicksilver (or payments made on the Partnership’s behalf) in conjunction with Quicksilver’s provision of general and administrative services to the Partnership, including salary and benefits of Quicksilver personnel, the Partnership’s public company expenses, general and administrative expenses and salaries and benefits of the Partnership’s executive management who are Quicksilver’s employees; and
•	the Partnership’s obligation to reimburse Quicksilver for all insurance coverage expenses it incurs or payments it makes with respect to the Partnership’s assets.
     The foregoing description is qualified in its entirety by reference to the full text of the Omnibus Agreement, which is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.
Services and Secondment Agreement
     On August 10, 2007, in connection with the closing of the Offering, Quicksilver and the General Partner entered into a services and secondment agreement (the “Secondment Agreement”) pursuant to which specified employees of Quicksilver are seconded to the General Partner to provide operating, routine maintenance and other services with respect to the gathering and processing assets that are owned and operated by the Partnership, under the direction, supervision and control of the General Partner. Under the Secondment Agreement, the General Partner will reimburse Quicksilver for the services provided by the seconded employees. The initial term of the Secondment Agreement will be 10 years. The term will extend for additional 12-month periods unless either party provides 180 days written notice otherwise prior to the expiration of the applicable 12-month period. The General Partner may terminate the agreement upon 180 days written notice.
     The foregoing description is qualified in its entirety by reference to the full text of the Secondment Agreement, which is attached as Exhibit 10.5 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.
Gas Gathering and Processing Agreement
     On August 10, 2007, Quicksilver, Cowtown Gas Processing Partners L.P. (“Processing Partners”) and Cowtown Pipeline Partners L.P. (“Pipeline Partners” and together with Processing Partners, the “Cowtown Partnerships”) entered into the Fifth Amended and Restated Gas Gathering and Processing Agreement (the “Gas Gathering and Processing Agreement”). As of the closing of the transactions contemplated by the Contribution Agreement, Processing Partners and Pipeline Partners are indirect wholly-owned subsidiaries of the Partnership. Under the Gas Gathering and Processing Agreement, Quicksilver has agreed, for a primary term of 10 years, to dedicate and deliver for processing all of the natural gas owned or controlled by Quicksilver and lawfully produced from existing and future wells drilled within the Quicksilver Counties or lands pooled therewith. Notwithstanding the 10-year dedication, Quicksilver has made no commitment to the Partnership that it will develop the reserves subject to the Gas Gathering and Processing Agreement. However, a memorandum of Quicksilver’s obligations under the Gas Gathering and Processing Agreement will be filed of record in the Quicksilver Counties and therefore would survive any direct or indirect transfer by Quicksilver of its right, title or interest associated with its natural gas production in the Quicksilver Counties.
     Under the Gas Gathering and Processing Agreement effective January 1, 2007, Pipeline Partners and Processing Partners provide gathering and processing services, respectively, for a fixed fee. Quicksilver has agreed to pay $0.40 per MMBtu gathered to the Cowtown Pipeline (as defined in the Prospectus) and $0.50 per MMBtu processed at the Cowtown Plant (as defined in the Prospectus), each subject to annual escalation tied to the consumer price index.
     If the Partnership determines that the gathering or processing of any natural gas from Quicksilver’s wells is or has become uneconomical, the Partnership will not be obligated to gather and process Quicksilver’s production from those wells so long as the uneconomical conditions exist. In the event that the Cowtown Partnerships are unable to provide either gathering or processing services, Quicksilver may dispose of the natural gas not gathered or processed as it so determines. In the event that the Cowtown Partnerships are unable to provide either gathering or processing services for a period of 60 consecutive days, for reasons other than force majeure, causing Quicksilver’s wells to be shut-in (in the case of gathering) or resulting in Quicksilver’s inability to by-pass the Cowtown Plant and deliver its natural gas production to an alternative pipeline (in the case of processing), Quicksilver has the right, upon 30 days’ prior notice, to terminate the Gas Gathering and Processing Agreement as it relates to the affected gas.
     The Gas Gathering and Processing Agreement has a primary term of 10 years, which expires in 2017, and will be automatically renewed for one-year periods unless the Cowtown Partnerships or Quicksilver provide written notice of termination on or before 90 days prior to the expiration of the primary term or the one-year renewal period, as applicable. In addition, if the Gas Gathering and Processing Agreement, or performance under this agreement, becomes subject to FERC jurisdiction, the agreement would terminate pursuant to its terms, unless the parties agree within 30 days of such termination to continue the agreement.

     The Gas Gathering and Processing Agreement is assignable in whole or in part by the parties. The Gas Gathering and Processing Agreement may not be amended in any manner that the General Partner determines will adversely affect the holders of the Partnership’s common units without the prior approval of the conflicts committee of the board of directors of the General Partner.
     The foregoing description is qualified in its entirety by reference to the full text of the Gas Gathering and Processing Agreement, which is attached as Exhibit 10.6 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.
Relationships
     Each of the Partnership, the General Partner, Holdings, Quicksilver Gas Services Operating LLC (“Operating LLC”), Quicksilver Gas Services Operating GP LLC (“OPGP”), Cowtown Pipeline L.P., Cowtown Gas Processing L.P., Pipeline Partners and Processing Partners is an indirect subsidiary of Quicksilver. As a result, certain individuals, including officers and directors of Quicksilver and the General Partner, serve as officers and/or directors of more than one of such entities. As described in Item 2.01 below, the General Partner, as the general partner of the Partnership, holds a 2.0% general partner interest and incentive distribution rights in the Partnership. In addition, some of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with Quicksilver and its subsidiaries or with the Partnership and its subsidiaries. Affiliates of J.P. Morgan Securities Inc. and Fortis Capital Corp. are lenders under the Credit Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Contribution, Conveyance and Assumption Agreement
     On August 10, 2007, in connection with the closing of the Offering, the Partnership entered into the Contribution Agreement with the General Partner, Holdings, Operating LLC, OPGP, Cowtown Pipeline L.P., Cowtown Gas Processing L.P. and two private investors named therein (the “Private Investors”). Immediately prior to the closing of the Offering, the following transactions, among others, occurred pursuant to the Contribution Agreement:
•	the transfer of all of the interests in Pipeline Partners and Processing Partners to the Partnership and its subsidiaries;
•	the issuance of the incentive distribution rights to the General Partner and the continuation of its 2.0% general partner interest in the Partnership;
•	the Partnership’s issuance of 5,696,752 common units, 11,513,625 subordinated units and the right to receive $162.1 million, to Holdings in exchange for the contributed interests; and
•	the Partnership’s issuance of 816,873 common units and the right to receive $7.7 million to the Private Investors in exchange for the contributed interests.
     These transfers and distributions were made in a series of steps outlined in the Contribution Agreement. As noted in Item 1.01 above, the Partnership has certain relationships with certain parties to the Contribution Agreement. Prior to the Offering, the Partnership was indirectly wholly-owned by Quicksilver.
     The foregoing description is qualified in its entirety by reference to the full text of the Contribution Agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated in this Item 2.01 by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The descriptions of the Credit Agreement and the Subordinated Note described above under Item 1.01 are incorporated in this Item 2.03 by reference. A copy of the Credit Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 2.03 by reference. A copy of the Subordinated Note is filed as Exhibit 10.2 to this Form 8-K and is incorporated in this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.
     The description in Item 2.01 above of the issuance by the Partnership on August 10, 2007, in connection with the consummation of the transactions contemplated by the Contribution Agreement, of (i) 5,696,752 common units and 11,513,625 subordinated units to Holdings, (ii) 816,873 common units to the Private Investors and (iii) the continuation of a 2.0% general partner interest in the Partnership and incentive distribution rights (which represent the right to receive increasing percentages of quarterly distributions in excess of specified amounts) to the General Partner, is incorporated herein by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof. The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions. Each of such subordinated units will convert into one common unit at the end of the subordination period. Unless earlier terminated pursuant to the terms of the partnership agreement of the Partnership, the subordination period will end if the Partnership has earned and paid at least $0.30 per quarter on each outstanding common unit, subordinated unit and general partner unit for any three consecutive, non-overlapping four-quarter periods ending on or after June 30, 2010. If the Partnership has earned and paid at least $0.45 per quarter on each outstanding common unit, subordinated unit and general partner unit for any four-quarter period, the subordination period will terminate automatically and all of the subordinated units will convert into an equal number of common units.
     On August 10, 2007, Mr. Alvin Bledsoe received 1,873 Phantom Units under the Quicksilver Gas Services LP 2007 Equity Plan (the “Plan”) in lieu of $40,000 of director fees otherwise payable to him in cash, Mr. Philip D. Gettig received 468 Phantom Units under the Plan in lieu of $10,000 of director fees otherwise payable to him in cash, and Mr. John W. Somerhalder II received 1,873 Phantom Units under the Plan in lieu of $40,000 of director fees otherwise payable to him in cash. Pursuant to the terms of the Plan and the agreement evidencing the award of the Phantom Units, each Phantom Unit constitutes the agreement by the Partnership to issue or transfer a common unit of the Partnership to the recipient on the first business day of January 2008 or upon a Change in Control (as defined in the Plan), subject to the recipient remaining a director of the Partnership’s general partner through such date. The offers with respect to these securities were made pursuant to the Plan prior to the time the Partnership became subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, and accordingly these transactions were effected pursuant to the exemption from registration under the Securities Act provided for by Rule 701 of the SEC. The Partnership believes that exemptions other than the foregoing exemption may exist for these offers.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 15, 2007, the Partnership announced that the General Partner appointed John C. Regan, age 37, to the position of Vice President — Chief Accounting Officer of the General Partner effective as of September 4, 2007. Since October 2002, Mr. Regan has served in various positions at Flowserve Corporation, an industrial product manufacturer, including Vice President of Finance (January 2006 to September 2007), in which position he acted as principal financial officer of a division of Flowserve Corporation, Vice President of Compliance (June 2005 to December 2005), in which position he led various Sarbanes-Oxley Act compliance initiatives, and Director of Financial Reporting (October 2002 to May 2005), in which position he led various internal and external reporting initiatives. Prior to joining Flowserve Corporation, Mr. Regan had been employed by PricewaterhouseCoopers LLP since January 1994, most recently as an assurance and advisory services senior manager. Mr. Regan will succeed Wayne Blair, who is being named to a new position at Quicksilver, effective as of September 4, 2007.
     A copy of the press release announcing these management changes is filed as Exhibit 99.1 to this Form 8-K and is incorporated in this Item 5.02 by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
     As described in the Prospectus, on August 10, 2007, the Partnership amended and restated its Agreement of Limited Partnership in connection with the closing of the Offering. A description of the First Amended and Restated Agreement of Limited Partnership is contained in the section entitled “The Partnership Agreement” of the Prospectus and is incorporated herein by reference. A copy of the First Amended and Restated Agreement of Limited Partnership as adopted is filed as Exhibit 3.1 to this Form 8-K and is incorporated in this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit
Number	Description
Exhibit 3.1	First Amended and Restated Agreement of Limited Partnership of Quicksilver Gas Services LP, dated August 10, 2007.

Exhibit 10.1	Credit Agreement, dated as of August 10, 2007, among Quicksilver Gas Services LP and the lenders and agents identified therein.

Exhibit 10.2	Subordinated Promissory Note, dated as of August 10, 2007, made by Quicksilver Gas Services LP payable to the order of Quicksilver Resources Inc.

Exhibit 10.3	Contribution, Conveyance and Assumption Agreement, dated August 10, 2007, among Quicksilver Gas Services LP, Quicksilver Gas Services GP LLC, Cowtown Gas Processing L.P., Cowtown Pipeline L.P., Quicksilver Gas Services Holdings LLC, Quicksilver Gas Services Operating GP LLC, Quicksilver Gas Services Operating LLC and the private investors named therein.

Exhibit 10.4	Omnibus Agreement, dated August 10, 2007, among Quicksilver Gas Services LP, Quicksilver Gas Services GP LLC and Quicksilver Resources Inc.

Exhibit 10.5	Services and Secondment Agreement, dated August 10, 2007, between Quicksilver Resources Inc. and Quicksilver Gas Services GP LLC.

Exhibit 10.6	Fifth Amended and Restated Gas Gathering and Processing Agreement, dated August 10, 2007, among Quicksilver Resources Inc., Cowtown Pipeline Partners L.P. and Cowtown Gas Processing Partners L.P.

Exhibit 99.1	Press release dated August 15, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER GAS SERVICES LP
	By:	Quicksilver Gas Services GP LLC,
its General Partner

Date: August 15, 2007	By:	/s/ Thomas F. Darden
Thomas F. Darden
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
Exhibit 3.1	First Amended and Restated Agreement of Limited Partnership of Quicksilver Gas Services LP, dated August 10, 2007.

Exhibit 10.1	Credit Agreement, dated as of August 10, 2007, among Quicksilver Gas Services LP and the lenders and agents identified therein.

Exhibit 10.2	Subordinated Promissory Note, dated as of August 10, 2007, made by Quicksilver Gas Services LP payable to the order of Quicksilver Resources Inc.

Exhibit 10.3	Contribution, Conveyance and Assumption Agreement, dated August 10, 2007, among Quicksilver Gas Services LP, Quicksilver Gas Services GP LLC, Cowtown Gas Processing L.P., Cowtown Pipeline L.P., Quicksilver Gas Services Holdings LLC, Quicksilver Gas Services Operating GP LLC, Quicksilver Gas Services Operating LLC and the private investors named therein.

Exhibit 10.4	Omnibus Agreement, dated August 10, 2007, among Quicksilver Gas Services LP, Quicksilver Gas Services GP LLC and Quicksilver Resources Inc.

Exhibit 10.5	Services and Secondment Agreement, dated August 10, 2007, between Quicksilver Resources Inc. and Quicksilver Gas Services GP LLC.

Exhibit 10.6	Fifth Amended and Restated Gas Gathering and Processing Agreement, dated August 10, 2007, among Quicksilver Resources Inc., Cowtown Pipeline Partners L.P. and Cowtown Gas Processing Partners L.P.

Exhibit 99.1	Press release dated August 15, 2007.